SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of Earliest Event Reported): January 11, 2002


                                FTS APPAREL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Colorado                         0-24829                     84-1416864
-----------------                 ------------               -------------------
(State or other                   (Commission                (I.R.S. Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)


           One Oxford Valley, Suite 810
           Langhorne, Pennsylvania                                19047
      --------------------------------------                    ----------
     (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number including area code: (215) 741-5883
                                                           --------------


         (Former name or former address, if changed since last report):

                           212 S. Wahsatch, Suite 205
                        Colorado Springs, Colorado 80903
                                (former address)

Item 1. CHANGES IN CONTROL

     Effective January 11, 2002, FTS Apparel, Inc. (the "Company") experienced a change in control as the result of a series of related transactions. Effective that date, the Company executed an Executive Employment Agreement with Scott Gallagher pursuant to which he became the Chairman of the Board and Chief Executive Officer of the Company. Simultaneously, the former Chairman, LeRoy Landhuis, and the other directors of the Company resigned, leaving Mr. Gallagher as the sole remaining director. Also effective that date, Mr. Gallagher acquired the beneficial ownership of 3,081,618 shares of common stock of the Company, constituting 29% of the Company's common stock. As a result of these transactions, Mr. Gallagher has assumed control of the Company.

     Pursuant to the terms of the Employment Agreement, Mr. Gallagher was engaged to serve as Chairman and CEO for a period of two years, subject to earlier termination. The Agreement provides him with payment of an annual salary and the issuance of 1,200,000 shares of the Company's common stock for services rendered, together with other benefits of a nature consistent with his position.

     At the time of executing the Employment Agreement, Mr. Gallagher also announced that he had agreed to purchase an additional 1,881,618 shares from certain existing shareholders of the Company. Two of these individuals are Roger Burnett and Joseph DeBerry, who were directors of the Company but resigned after approving Mr. Gallagher as the new Chairman. Closing of these transactions is expected to occur in the first quarter of the calendar year. Coupled with the shares to be issued pursuant to the Employment Agreement, Mr. Gallagher is deemed to beneficially own 29% of the Company's common stock.

     Following his appointment to the Board, Mr. Gallagher appointed three additional individuals to fill the vacancies created by the resignation of the former directors. The following individuals have been appointed to the Board:
David R. Rasmussen, James H. Gilligan and Scott McBride.

     In connection with his appointment as Chairman and CEO, Mr. Gallagher has expressed his intent to review the business of the Company and evaluate opportunities for future acquisitions.

Item 5. OTHER EVENTS

     Following his appointment to the Company, Mr. Gallagher has moved its principal place of business to One Oxford Valley, Suite 810, Langhorne, Pennsylvania 19047.


Item 6. RESIGNATION OF DIRECTORS

     See Item 1 above for a description of the resignation of directors of the Company. None of such individuals had any disagreements with the Company at the time of their resignation.

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


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          c.  Exhibits.

              10.1 Executive Employment Agreement between the Company and Scott Gallagher dated January 11, 2002.

              99   Press release of the Company dated January 16, 2002.


                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FTS APPAREL, INC.


Date: February 13, 2002                 By: /s/  Scott Gallagher
      -----------------                     ---------------------------------
                                            Scott Gallagher, Chairman of the
                                            Board and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                              Description
-------        ---------------------------------------------------------------
 10.1          Executive  Employment  Agreement,  by and between FTS  Apparel,
               Inc. and Scott Gallagher, dated January 11, 2002.


 99            Press release dated January 16, 2002.

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